Exhibit 10.38

EXECUTION VERSION

COLLATERAL AGENCY AGREEMENT

by and among

BUILDING MATERIALS CORPORATION OF AMERICA

AND EACH OTHER GRANTOR A PARTY HERETO,

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent,

THE BANK OF NEW YORK, as Trustee,

WILMINGTON TRUST COMPANY, as Trustee,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
AS COLLATERAL AGENT

Dated as of February 22, 2007

ii

iii

COLLATERAL AGENCY AGREEMENT

COLLATERAL AGENCY AGREEMENT (this “Agreement”), dated as of February 22, 2007 by and among BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (“BMCA” or the “Company”), each Subsidiary of BMCA a party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent under the Credit Agreement (as hereinafter defined), THE BANK OF NEW YORK, as trustee under the 2007 Notes Indenture and the 2008 Notes Indenture (each as hereinafter defined), WILMINGTON TRUST COMPANY, as trustee under the 2014 Notes Indenture (as hereinafter defined) and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as collateral agent for the Secured Parties (as hereinafter defined) and in such capacity, together with any successors and assigns (the “Collateral Agent”).

(1) The Company and certain of its Subsidiaries have entered into a Term Loan Agreement dated as of February 22, 2007 (as amended, restated, supplemented, waived or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) with the Lenders and the Agents (each as defined therein).

(2) The Company is a party to the Revolving Credit Agreement dated as of February 22, 2007 (as amended, restated, supplemented, waived, or otherwise modified, refinanced or replaced from time to time, the “Revolving Credit Agreement”), among the Company and certain of its Subsidiaries, the lender parties party thereto from time to time, Deutsche Bank AG New York Branch, as collateral monitoring agent and administrative agent, swingline lender and letter of credit issuer, Bear Stearns & Co. Inc., as syndication agent, J.P. Morgan Securities Inc., as documentation agent, and Deutsche Bank Securities Inc., Bear Stearns & Co. Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers.  Proceeds from the Revolving Credit Agreement are being used, among other things, to Refinance indebtedness outstanding under the Amended and Restated Credit Agreement (the “Existing Credit Agreement”) dated as of September 28, 2006 among BMCA, the banks, financial institutions and other institutional lenders party thereto, Citicorp USA, Inc., as administrative agent and collateral monitoring agent.

(3) The Company is party to (i) an indenture dated as of October 20, 1997 (as amended, restated, supplemented, waived or otherwise modified, refinanced or replaced from time to time, the “2007 Notes Indenture”), among the Company, the guarantors identified therein and The Bank of New York, as trustee, pursuant to which certain 8% senior notes due 2007 (the “2007 Notes”) were issued; (ii) an indenture dated as of December 3, 1998 (as amended, restated, supplemented, waived or otherwise modified, refinanced or replaced from time to time, the “2008 Notes Indenture”), among the Company, the guarantors identified therein and the Bank of New York, as trustee, pursuant to which certain 8% senior notes due 2008 (the “2008 Notes”) were issued; and (iii) an indenture dated as of July 26, 2004 (as amended, restated, supplemented, waived, or otherwise modified, refinanced or replaced from time to time,  the “2014 Notes Indenture” and together with the 2007 Notes Indenture and the 2008 Notes Indenture, the “Existing Indentures”) among the Company, the guarantors identified therein and Wilmington Trust Company, as trustee, pursuant to which certain 7.75% senior notes (the “2014 Notes” and together with the 2007 Notes and the 2008 Notes, the “Existing Notes”) were issued.

(4) The administrative agent under the Existing Credit Agreement together with the Notes Trustees (as defined herein), BMCA and certain of its subsidiaries, Citibank N.A., as collateral agent, and the Note Trustees (as defined below) were party to an Amended and Restated Collateral Agent Agreement dated July 9, 2003 (as amended), which governed the rights of the parties thereto with respect to certain of the Collateral.  In connection with the refinancing of the Existing Credit Agreement, the parties hereto enter into this Agreement.

(5) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.  Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

COLLATERAL AGENCY:

To secure the payment, observance and performance of the Secured Debt (as hereinafter defined) and in consideration of the premises and the mutual agreements set forth herein, the Collateral Agent does hereby acknowledge and accept that it holds on behalf of and for the Secured Parties, to the extent actually received as Collateral Agent, all of the following (and each Grantor does hereby consent thereto):

(A)          the Security Agreement and the Mortgages and the Liens granted to the Collateral Agent thereunder;

(B)           the UCC financing statements required to be delivered pursuant to the Credit Agreement and the Security Agreement;

(C)           the Intercreditor Agreements;

(D)          each agreement entered into and delivered, from time to time, pursuant to Sections 2.4, 5.7 or 9.1(b) and the collateral granted to the Collateral Agent thereunder; and

(E)           the Proceeds (as hereinafter defined) of each of the foregoing.

The Collateral Agent hereby holds the Collateral under and subject to the terms and conditions set forth herein and in the Security Documents for the benefit of the Beneficiaries (as hereinafter defined) and for the enforcement of the payment of all Secured Debt, and for the performance of and compliance with the covenants and conditions of this Agreement, the Existing Indentures, the Credit Agreement, each other Credit Document (as hereinafter defined) and each of the Security Documents.

If the Grantors, or their successors or assigns, shall satisfy all of the conditions set forth in Section 7 with respect to all or any part of the Collateral, as the case may be, then (i) if with respect to all of the Collateral, this Agreement, and the rights assigned in the Security Documents, shall cease and be void or (ii) if with respect to part of the Collateral, this Agreement, and the rights assigned in the Security Documents, shall cease and be void with respect to such part of the Collateral; otherwise they shall remain and be in full force and effect.

SECTION 1.  DEFINITIONS AND OTHER MATTERS.

Section 1.1             Definitions.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” has the meaning set forth in the recitals.

“Bankruptcy Code” means the federal Bankruptcy Code.

“BMCA” has the meaning set forth in the recitals.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such State are required or authorized by law or other governmental action to close, and (ii) a day of the year on which the Collateral Agent is not required or authorized to close.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Account” has the meaning set forth in Section 4.1 and shall include any sub-accounts created thereunder.

“Collateral Agent” means Deutsche Bank Trust Company Americas, a New York banking corporation, and its successors and assigns as provided herein, in its capacity as collateral agent for the benefit of the Secured Parties.

“Collateral Agent’s Fees” means all fees, costs and expenses of the Collateral Agent of the types described in Sections 5.3, 5.4, 5.5 and 5.6.

“Collateral Agent’s Liens” means all liens and security interests against the Collateral which result from (i) claims against the Collateral Agent unrelated to the transactions contemplated by this Agreement and the Security Documents or (ii) affirmative acts by the Collateral Agent creating a lien or security interest other than as contemplated by this Agreement.

“Company” has the meaning set forth in the recitals.

“Credit Agreement” has the meaning set forth in the recitals.

“Credit Document” means the Credit Agreement, the Notes, the other Loan Documents, each Existing Indenture and all other agreements, instruments and documents executed or delivered in connection therewith.

“DBTCA” has the meaning set forth in the recitals.

“Debt Instrument” means any promissory note or other instrument, document or agreement evidencing any Secured Debt.

“Deposit Accounts” means all “deposit accounts” as defined in the UCC.

“Deposit Account Control Agreement” has the meaning set forth in the Security Agreement.

“Event of Default” means an “Event of Default” under any of the Credit Agreement and the Existing Indentures.

“Existing Credit Agreement” has the meaning set forth in the recitals.

“Existing Indentures” has the meaning set forth in the recitals.

“Existing Notes” has the meaning set forth in the recitals.

“General Intercreditor Agreement” means the General Intercreditor Agreement dated as of the date hereof between DBTCA in its capacity as collateral agent for the First Lien Obligations (as defined therein) and Deutsche Bank Cayman Islands Branch, in its capacity as collateral agent for the Junior Lien Obligations (as defined therein), as amended, restated, supplemented or otherwise modified or replaced.

“Governmental Authority” means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

“Grantors” has the meaning set forth in the Security Agreement.

“Intercreditor Agreements” means the General Intercreditor Agreement and the Revolver Intercreditor Agreement.

“Lender Representatives” means the Administrative Agent under the Credit Agreement and each Note Trustee under the Existing Indenture, as the case may be.

“Moody’s” means Moody’s Investors Service, Inc.  and any successor thereto that is a nationally recognized rating agency or, if neither Moody’s Investors Service, Inc.  nor any such successor shall be in the business of rating senior unsecured long-term debt, a nationally recognized rating agency in the United States selected by the Collateral Agent.

“Note Trustees” means The Bank of New York, as Trustee under the 2007 Notes Indenture and the 2008 Notes Indenture and Wilmington Trust Company, as Trustee under the 2014 Notes Indenture, and their successors and assigns.

“Notice of Default” means a notice of an Event of Default.

“Obligations” means “Secured Obligations” as such term is defined in the Security Agreement.

“Proceeds” means (i) all “proceeds” as defined in the UCC, (ii) payments or distributions made with respect to the Collateral and (iii) whatever is receivable or received when

Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Refinancing” has the meaning set forth in the Existing Indentures.

“Required Lender Representative” means the Lender Representative of not less than the majority of holders of the Obligations, which constitute Debt for Borrowed Money.  For purposes of this definition, the Required Lender Representative shall be assumed to be the Administrative Agent under the Credit Agreement; provided, however, that if the Obligations, which constitute Debt for Borrowed Money, under and as defined in the Credit Agreement, shall be less than $300.0 million, and the same shall be provided in a notice delivered to the Collateral Agent by the Company with a copy sent to each Lender Representative, then the Required Lender Representative shall be deemed to be the Administrative Agent and the trustee under the 2014 Notes Indenture jointly acting together until such time the Required Lender Representatives notify the Collateral Agent that all Obligations, which constitute Debt for Borrowed Money, under and as defined in the Credit Agreement and all Obligations under and as defined in the 2014 Notes Indenture are paid in full, at which time the Required Lender Representatives shall be the remaining Lender Representatives acting jointly.

“Responsible Officer” means with respect to any Person, the Chairman of the Board, the President, the Chief Financial Officer, the Chief Executive Officer or the Treasurer of such Person.

“Revolver Collateral” shall have the meaning set forth in the General Intercreditor Agreement.

“Revolver Intercreditor Agreement” means the Revolver Intercreditor Agreement dated as of the date hereof between Deutsche Bank AG, New York Branch, in its capacity as First Lien Collateral Agent (as defined therein), DBTCA, in its capacity as Second Lien Collateral Agent (as defined therein) and Deutsche Bank AG Cayman Islands Branch, in its capacity as Third Lien Collateral Agent (as defined therein), as amended, restated, supplemented or otherwise modified or replaced.

“Revolving Credit Agreement” has the meaning set forth in the recitals.

“Secured Debt” means all Obligations of the Loan Parties under the Loan Documents and the Existing Indentures.

“Security Agreement” means the Security Agreement executed by and among the Grantors and the Collateral Agent, dated as of the date hereof (as such agreement may be amended, restated, supplemented or otherwise modified, or replaced).

“Security Documents” means this Agreement, the Mortgages, the Deposit Account Control Agreements, the Security Agreement and the other security agreements, instruments and documents, any additional documents executed to reflect the grant to the Collateral Agent of a Lien upon or security interest in any Collateral to secure the Obligations.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency or, if neither such division nor any such successor shall be in the business of rating senior unsecured long-term debt, a nationally recognized rating agency in the United States selected by the Collateral Agent.

“2007 Notes” has the meaning set forth in the recitals.

“2007 Notes Indenture” has the meaning set forth in the recitals.

“2008 Notes” has the meaning set forth in the recitals.

“2008 Notes Indenture” has the meaning set forth in the recitals.

“2014 Notes” has the meaning set forth in the recitals.

“2014 Notes Indenture” has the meaning set forth in the recitals.

Section 1.2       Interpretation.  Capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.  The definitions of terms used herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference herein to any agreement (including this Agreement), instrument or other document, and to any exhibit or schedule thereto, shall be construed as referring to such agreement, instrument or other document, and any exhibit or schedule thereto (including any Exhibit or Schedule hereto), as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules, Recitals and paragraphs shall be construed to refer to Articles, Sections, and Exhibits and Schedules, Recitals and paragraphs of or to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.  CERTAIN OBLIGATIONS AND DUTIES OF THE COLLATERAL AGENT AND THE GRANTORS; POWERS OF ATTORNEY.

Section 2.1    Authorization to Execute Security Documents.  The Collateral Agent is hereby authorized and directed to execute and deliver each of the Security Documents delivered to it by the Administrative Agent requiring execution and delivery by it and shall accept delivery from each Grantor of those Security Documents which do not require the Collateral Agent’s execution.

Section 2.2    Certain Representations and Warranties of the Collateral Agent.  The Collateral Agent, in its capacity as Collateral Agent hereunder, and DBTCA, in its individual capacity, each represent and warrant to the Beneficiaries as follows:

(a)           DBTCA, is a banking corporation duly formed, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to enter into and perform its obligations under this Agreement and the Security Documents to which it is a party.

(b)           The execution, delivery and performance by the Collateral Agent of this Agreement and the Security Documents to which it is a party have been duly authorized by all necessary corporate action on the part of DBTCA.

(c)           There are no Collateral Agent’s Liens and DBTCA, in its individual capacity, has no liens or security interests against the Collateral.

(d)           To its knowledge, there are no actions or proceedings pending or threatened against it before any Governmental Authority (i) which question the validity or enforceability of this Agreement or any Security Documents to which it is a party; or (ii) which relate to the banking or trust powers of DBTCA and which, if determined adversely to the position of DBTCA, would materially and adversely affect the ability of DBTCA or the Collateral Agent to perform their respective obligations under this Agreement or any of the Security Documents to which any one or more of them is a party.

(e)           This Agreement and each of the Security Documents to which the Collateral Agent is a party have been duly executed and delivered by the Collateral Agent (assuming, with respect to the Security Documents, that this Agreement has been duly authorized, executed and delivered by the other parties hereto) and are the legal, valid and binding obligations of the Collateral Agent enforceable in accordance with their terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(f)            No UCC financing statements or other filings or recordations have been or will be filed by or against DBTCA in its individual capacity with respect to any of the Collateral.

Section 2.3    Actions.  Control of the Collateral Agent.

(a)           Subject to Sections 2.3(b) and 2.3(c) and except as otherwise provided in Section 2.3(d) and in the Security Agreement, the Collateral Agent shall take such action with respect to the Collateral and the Security Documents (including exercising the rights and remedies provided in Section 3) as is requested in writing by and only by the Required Lender Representative.  Notwithstanding the foregoing, the Collateral Agent shall not be obligated to take any action which is in conflict with any provisions of law or of this Agreement or the Security Documents or with respect to which the Collateral Agent has not received adequate security or indemnity as provided in Section 6.4(d).  Following the receipt by the Collateral Agent of a Notice of Default from the Required Lender Representative, and so long as such Notice of Default has not been withdrawn by the Required Lender Representative, the Collateral Agent shall not take any action to enforce the security interest in the Collateral or foreclose on any Lien thereon unless the Collateral Agent has received instructions to do so in the manner provided in this Section 2.3.

(b)           The Collateral Agent shall not be obligated to follow any written directions received pursuant to Section 2.3(a) to the extent the Collateral Agent has received an opinion of independent counsel to the Collateral Agent to the effect that such written directions are in conflict with any provisions of law or this Agreement, provided, however, that under no circumstances shall the Collateral Agent be liable for following the written instructions of the Required Lender Representative at such times as such parties have the authority to act as herein provided.

(c)           Nothing in this Section 2.3 shall impair the right of the Collateral Agent to take or omit to take any action not inconsistent with any direction of the Required Lender Representative.

(d)           The Collateral Agent shall have no duty to inquire into, investigate or ascertain the performance by any Grantor of any of the covenants or agreements of any Grantor contained herein or in any other agreement or document, including, without limitation, any of the agreements and covenants contained in the Security Agreement.

(e)           It is agreed among the parties hereto that a party, which fails to respond to a written request for action for thirty-days, after its actual receipt of same, shall be deemed to have given its consent to such action.

Section 2.4    Additional Security Documents.  In the event that a Grantor acquires any interest in any Collateral which is not covered by a Security Document in a manner which will perfect the Collateral Agent’s lien upon and security interest in such Collateral without further act or deed of the Collateral Agent, at the time such interest in such Collateral is acquired, to the extent that such security interest may be perfected by the execution and/or filing of a Security Document, then such Grantor shall prepare, execute and deliver to the Collateral Agent such Security Documents within the timeframe provided under the Credit Agreement, in form and substance similar to the Security Documents heretofore executed and delivered by the Grantors, as are necessary to perfect the Collateral Agent’s lien upon and security interest in such

Collateral.  If the signature of the Collateral Agent is required on any such Security Document, such Grantor shall present such Security Document to the Required Lender Representative and if acceptable to the Required Lender Representative, the Required Lender Representative shall forward such Security Document to, and authorize and direct, the Collateral Agent to execute same, and the Collateral Agent shall execute such Security Document and endeavor, at the sole expense of the Company, to cause such Security Document to be filed or recorded with the public filing and/or recording offices designated by the Required Lender Representative as required or advisable to perfect or protect the Collateral Agent’s lien upon and security interest in such Collateral.

Section 2.5    Powers of Attorney to the Collateral Agent and to BMCA.

(a)           Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or the name of such attorney-in-fact for the purpose of signing documents and taking other action to perfect, promote and protect the liens and security interests of the Collateral Agent in the Collateral, all as may be directed by the Required Lender Representative.  Such power of attorney is a power coupled with an interest, shall be irrevocable and shall not first require the Collateral Agent to have received a Notice of Default.

(b)           Each other Grantor hereby irrevocably constitutes and appoints BMCA and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or in its own name, from time to time in BMCA’s discretion, to take or omit taking any and all actions hereunder for the purpose of carrying out the terms of this Agreement and any of the Security Documents, to receive and give all notices to be given by or received by such Grantor, to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and, without limiting the generality of the foregoing, hereby grants to BMCA the power and right on behalf of such Grantor, without assent by such Grantor, to bind such Grantor in all respects hereunder and under any of the Security Documents, with the intent that all action taken by BMCA on behalf of such Grantor shall be binding upon and inure to the benefit of such Grantor as effectively as if such action were taken directly by such Grantor.  Each such power of attorney is a power coupled with an interest and shall be irrevocable until all of the Obligations are paid in full in cash.

Section 2.6    Copies of Letters and Documents.  The Collateral Agent shall promptly provide the Required Lender Representative copies of any letters or documents it receives in connection with any Deposit Account, including letters and documents related to the termination or opening of any Deposit Account.  In addition, the Collateral Agent shall provide to any Lender Representative, upon such Lender Representative’s request, copies of any letters or documents the Collateral Agent receives from any Grantor or any other Person in connection with this Agreement, including additional Security Documents.  A copy of each notice provided by a Lender Representative to the Collateral Agent under the Security Documents shall be promptly delivered by the sender to the Required Lender Representative.

Section 2.7    Intercreditor Agreements.  The Lender Representatives expressly acknowledge and agree that notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this agreement in any Collateral and the exercise of any right or remedy by the Collateral Agent with respect to any Collateral hereunder are subject to the limitations and provisions of (i) the Revolver Intercreditor Agreement and (ii) the General Intercreditor Agreement.  In the event of any conflict between the terms of any Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreements shall govern and control.

SECTION 3.  EVENT OF DEFAULT; REMEDIES.

Section 3.1      Event of Default.

(a)           Upon actual receipt by an officer of the Collateral Agent’s corporate trust department of a Notice of Default from the Required Lender Representative, the Collateral Agent shall, within five Business Days thereafter, send a copy thereof to each Lender Representative and shall notify each Lender Representative, in the manner provided in Section 9.2, that a Notice of Default has been received by the Collateral Agent.  Upon receipt of any written directions pursuant to Section 2.3(a), the Collateral Agent shall, within five Business Days thereafter, send a copy thereof to each Lender Representative.

(b)           The Required Lender Representative giving a Notice of Default shall be entitled to withdraw it by delivering written notice of withdrawal to the Collateral Agent (i) before the Collateral Agent takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter, if BMCA otherwise indemnifies the Collateral Agent and the Beneficiaries (in a manner reasonably satisfactory to the Collateral Agent and the Lender Representatives in their sole discretion) with respect to all costs and expenses incurred by the Collateral Agent and the Beneficiaries in connection with reversing all actions the Collateral Agent has taken to exercise any remedy or remedies with respect to the Collateral.  The Collateral Agent shall immediately notify BMCA as to the receipt and contents of any such notice of withdrawal and shall promptly notify each Lender Representative, in the manner provided in Section 9.2, of the withdrawal of any Notice of Default and shall promptly send a copy of any such notice of withdrawal to each Lender Representative.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Required Lender Representative shall not be deemed to have knowledge of any Event of Default under any Credit Document to which it is not a party until it has received notice from the Company and/or the respective Lender Representative regarding such Event of Default.  The Required Lender Representative shall not be obligated to give a Notice of Default until such notice of an Event of Default is given to the Required Lender Representative.

Section 3.2    Remedies.

(a)           Upon actual receipt of a Notice of Default from the Required Lender Representative pursuant to Section 3.1(a), and irrespective of whether the Collateral Agent has delivered notices to the Lender Representatives pursuant to Section 3.1(a), the Collateral Agent shall exercise the rights and remedies provided in this Section 3 and the rights and remedies provided in any of the Security Documents in accordance with instructions of the Required Lender Representative.

(b)           Each Grantor hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law and except as otherwise expressly provided in this Agreement) of any kind in connection with this Agreement, any Collateral or any Security Document.

(c)           Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or in its own name, from time to time in the Collateral Agent’s discretion, during the continuation of any Event of Default, for the purpose of carrying out the terms of this Agreement and any of the Security Documents and hereby gives the Collateral Agent the power and right on behalf of such Grantor, without assent by such Grantor, to the extent permitted by applicable law, to do the following:

(i)            to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral,

(ii)           to receive, take, indorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Collateral Agent in connection herewith and therewith,

(iii)          to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral, and

(iv)          to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder and thereunder.

Section 3.3    Right to Initiate Judicial Proceedings, etc.

(a)           Even if the Collateral Agent has not received a Notice of Default from the Required Lender Representative, the Collateral Agent shall nevertheless have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Security Document; provided, however, that as set forth in Section 2.3(a), foreclosure of the liens and security interests in the Collateral may not be commenced prior to the Collateral Agent’s receipt of a Notice of Default and instructions from the Required Lender Representative.

(b)           If and only if the Collateral Agent shall have received a Notice of Default and an authorization and direction to act, from the Required Lender Representative and during such time as such Notice of Default shall not have been withdrawn, the Collateral Agent may, either after entry or without entry, proceed by suit or suits at law or in equity to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

Section 3.4    Appointment of a Receiver.  If a receiver of the Collateral shall be required to be appointed in any judicial proceeding, the Collateral Agent may be appointed as such receiver.  Notwithstanding the appointment of a receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents pursuant to any provision of this Agreement or any Security Document.

Section 3.5    Exercise of Powers.  All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth therein and all the powers, remedies and rights of the Collateral Agent as set forth in any Security Document may be exercised from time to time as herein and therein provided.

Section 3.6    Remedies Not Exclusive.

(a)           No remedy conferred upon or reserved to the Collateral Agent herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the Security Documents or now or hereafter existing at law or in equity or by statute.

(b)           No delay or omission of the Collateral Agent to exercise any right, remedy or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every right, power and remedy given by this Agreement or any Security Document to the Collateral Agent may be exercised from time to time.

(c)           In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Grantors, the Collateral Agent and the Beneficiaries shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such Security Document with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

(d)           All rights of action and rights to assert claims upon or under this Agreement and the Security Documents may be enforced by the Collateral Agent without the possession of any Debt Instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Collateral.

Section 3.7    Limitation on Collateral Agent’s Duties in Respect of Collateral.  Beyond its duties set forth in this Agreement as to the custody thereof and the accounting to the Grantors and the Required Lender Representative for moneys received by it hereunder, the Collateral Agent shall not have any duty to the Grantors or the Beneficiaries as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  To the extent, however, that the Collateral Agent or an agent or nominee of the Collateral Agent maintains possession or control of any of the Collateral or the Security Documents at any office of a Grantor, the Collateral Agent shall, or shall instruct such agent or nominee to, grant such Grantor the access to such Collateral or Security Documents which such Grantor requires for the conduct of its business, as permitted by the Credit Documents, so long as the Collateral Agent shall not have received a Notice of Default from the Required Lender Representative.

Section 3.8    Limitation by Law.  All the provisions of this Section 3 and the Security Agreement insofar as they relate to the exercise of power by the Collateral Agent are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

Section 3.9    Absolute Rights of the Beneficiaries.  Notwithstanding any other provision of this Agreement or any provision of any Security Document, neither the right of each Secured Party, which is absolute and unconditional, to receive payments of the Secured Debt held by such Secured Party on or after the due date thereof as therein expressed, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured or unsecured creditor in, and to otherwise exercise any right (other than the right to enforce the security interest in the Collateral, which shall in all circumstances be exercisable only by the Collateral Agent and only as provided in this Agreement and the Security Documents) which such Secured Party may have in connection with, a case under the Bankruptcy Code in which a Grantor is a debtor, nor the obligation of each Grantor, which is also absolute and unconditional, to pay the Secured Debt owing by such Grantor to each Secured Party at the time and place expressed therein shall be impaired or affected without the consent of such Secured Party.

SECTION 4.  COLLATERAL ACCOUNT; APPLICATION OF MONEYS.

Section 4.1    The Collateral Account.  The Collateral Agent shall establish as necessary an account which shall be entitled the “Collateral Account” (the “Collateral Account”).  All moneys which are received by the Collateral Agent with respect to the Collateral at any time after a Notice of Default shall have been given to the Collateral Agent by the Required Lender Representative and shall not have been withdrawn shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with the terms of this Agreement.  Any interest or other income received on such investment and reinvestment of the moneys on deposit the Collateral Account after a Notice of Default shall have been given to the Collateral Agent by the Required Lender Representative and shall not have been withdrawn shall become part of the moneys on deposit in the Collateral Account and be allocated pursuant to the Security Agreement.

Section 4.2    Application of Moneys.  Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, at the instruction of the Required Lender Representative, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

(a)           first, paid to the Collateral Agent for any amounts then owing to the Collateral Agent hereunder;

(b)           second, paid to the Agents for any amounts then owing to the Agents pursuant to Section 8.04 of the Credit Agreement or otherwise under the Loan Documents and the Note Trustees for any amounts owing to the trustees under the Existing Indentures, respectively, ratably in accordance with the amounts then owing to the Agents and the trustees; and

(c)           third, ratably paid to the Lenders, the holders of the Existing Notes and the Hedge Banks, for any amounts then owing to them, in their capacities as such, under the Loan Documents and the Existing Indentures, respectively ratably, in accordance with the amounts then owing to the Lenders, the holders of the Existing Notes and the Hedge Banks.

The Lender Representatives agree on behalf of their respective Secured Parties that they will provide the Collateral Agent with tax forms which the Collateral Agent may reasonably require prior to any distribution of funds.

SECTION 5.  AGREEMENTS WITH THE COLLATERAL AGENT.

Section 5.1    Delivery of Documents.  On or promptly after the date hereof, BMCA will deliver to the Collateral Agent true and complete copies of each Credit Document, Debt Instrument and Security Document; provided, however, that the failure to provide the Collateral Agent with copies of such documents shall not affect the rights of the Beneficiaries or the validity of the Collateral Agent’s actions taken hereunder.  BMCA further agrees that, promptly upon the execution thereof, BMCA will deliver to the Collateral Agent a true and complete copy of any other Credit Documents, Debt Instruments and Security Documents entered into by any Grantor subsequent to the date hereof, and a true and complete copy of any and all amendments, modifications or supplements to any Credit Document, Debt Instrument or Security Document entered into by any Grantor subsequent to the date hereof.

Section 5.2    Information as to Secured Parties.

(a)           BMCA agrees to deliver to the Collateral Agent by December 1 in each year, commencing December 1, 2007, and at any other time or times upon request of the Collateral Agent, a list setting forth each Lender Representative and the information required pursuant to Section 9.2 to send notices to each such Lender Representative.

(b)           At any time after the Collateral Agent has received a Notice of Default from the Required Lender Representative, and so long as such Notice of Default has not been withdrawn, upon the request of the Collateral Agent, each Lender Representative agrees that it shall deliver to the Collateral Agent, within five Business Days following the receipt of such request, a schedule setting forth the aggregate principal amount of Secured Debt owing to each Secured Party of such Lender Representative, the interest rate or rates and the letter of credit fee or fees then in effect with respect to such Secured Debt and such other information as the Collateral Agent may request to make distributions pursuant to Section 4.2.

Section 5.3    Compensation and Expenses.  The Grantors jointly and severally agree to pay to the Collateral Agent as compensation for the Collateral Agent’s services hereunder and under the Security Documents and for administering the Secured Debt Collateral, (a) such fees as shall be agreed to in writing from time to time between BMCA and the Collateral Agent and (b) from time to time, upon demand, all of the reasonable and documented fees, costs and expenses of the Collateral Agent (including the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent elects to retain) (x) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement and each Security Document or the enforcement (whether in the context of a civil action, adversary proceeding, workout or otherwise) of any of the provisions hereof or thereof, or (y) incurred or required or otherwise advanced in connection with the administration of the Collateral, the sale or other disposition of Collateral and the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and in and to the Collateral.  As security for such payment, the Collateral Agent shall have a lien prior to the Secured Debt upon all Collateral and other property and funds held or collected by the Collateral Agent as part of the Collateral.  The obligation of the Grantors to pay any and all fees, expenses, indemnities and other amounts due hereunder shall be joint and several and shall survive termination of this Agreement and resignation or removal of the Collateral Agent.

Section 5.4    Stamp and Other Similar Taxes.  The Grantors jointly and severally agree to indemnify and hold harmless the Collateral Agent and each Secured Party from, and shall reimburse the Collateral Agent and each Secured Party for, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, the Collateral, or the attachment or perfection of the security interest granted to the Collateral Agent in any Collateral.  The obligations of the Grantors under this Section 5.4 shall survive the termination of the other provisions of this Agreement.

Section 5.5    Filing Fees, Excise Taxes, etc.  The Grantors jointly and severally agree to pay or to reimburse the Collateral Agent for any and all reasonable amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Security Document and agrees to save the Collateral Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.  The obligations of the Grantors under this Section 5.5 shall survive the termination of the other provisions of this Agreement and resignation or removal of the Collateral Agent.

Section 5.6    Indemnification.

(a)           The Grantors jointly and severally agree to pay, indemnify and hold the Collateral Agent and its officers, employees, directors, agents and representatives and each of its agents harmless from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Security Documents, except to the extent the same constitute direct money damages arising from the gross negligence or willful misconduct of the Collateral Agent, or if the agent is seeking indemnification, from the agent’s gross negligence or willful misconduct.  As security for such payment, the Collateral Agent shall have a lien prior to the Secured Debt upon all Collateral and other property and funds held or collected by the Collateral Agent as part of the Collateral.

(b)           In any suit, proceeding or action brought by the Collateral Agent under or with respect to the Collateral for any sum owing thereunder, or to enforce any provisions thereof, or of any of the Security Documents or this Agreement, the Grantors will save, indemnify and keep the Collateral Agent and the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by any Grantor of any of its obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from such Grantor, and all such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Collateral Agent or any Secured Party.

(c)           The agreements and obligations of the Grantors in this Section 5.6 shall survive resignation or removal of the Collateral Agent and the termination of the other provisions of this Agreement.

Section 5.7    Further Assurances.  At any time and from time to time and at the sole expense of the Grantors, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Required Lender Representative reasonably determines is necessary or desirable for the Secured Parties to obtain the full benefits of this Agreement.

SECTION 6.  COLLATERAL AGENT.

Section 6.1    Acceptance of Duties.  The Collateral Agent, for itself and its successors, accepts the duties and obligations required by this Agreement upon the terms and conditions hereof, including those contained in this Section 6.

Section 6.2       Exculpatory Provisions.

(a)           The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Notice of Default or in any instructions purported to be from the Required Lender Representative, except for those made by the Collateral Agent.  The Collateral Agent makes no representations as to the value or condition of the Secured Debt Collateral or any part thereof, or as to the title of any Grantor thereto or as to the security afforded by the Security Documents or this Agreement or, except as set forth in Section 2.2, as to the validity, execution, enforceability, legality or sufficiency of this Agreement, any Credit Document, any Security Document or of the Secured Debt secured hereby and thereby, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters.  The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that (i) in the event the Collateral Agent enters into possession of a part or all of the Collateral, the Collateral Agent shall preserve the part in its possession, and (ii) the Collateral Agent will promptly, and at its own expense, take such action as may be necessary duly to remove and discharge (by bonding or otherwise) any Collateral Agent’s Lien on any part of the Collateral or any other lien on any part of the Collateral resulting from claims against it not related to the administration of the Collateral or (if so related) resulting from gross negligence or willful misconduct on its part.

(b)           The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Grantor of any of the covenants or agreements contained herein, in any Credit Document, Security Document or in any Debt Instrument.  Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Debt then held by a Secured Party, the Collateral Agent may rely on a certificate of such Secured Party’s Lender Representative as to such amount.

(c)           DBTCA shall, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any Collateral Agent’s Liens or any other lien resulting from claims against it not related to the administration of the Collateral or (if so related) resulting from gross negligence or willful misconduct on its part.

(d)           The Collateral Agent shall not be personally liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken by it in accordance with this Agreement or any Security Document (including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral), except for those arising out of or in connection with the Collateral Agent’s gross negligence or willful misconduct.  In no event shall the Collateral Agent be liable for incidental, indirect, special or consequential damages, regardless of the form of action and even if the same were foreseeable.  Notwithstanding anything set forth herein to the contrary, the Collateral Agent shall have a duty of reasonable care with respect to any Collateral which is delivered to the Collateral Agent or its designated representatives and is in the Collateral Agent’s or its designated representatives’ possession and control.

(e)           The Collateral Agent shall not be liable for any claims, losses, liabilities, damages, costs, expenses and judgments (including reasonable attorneys’ fees and expenses) due to forces beyond the reasonable control of the Collateral Agent, including, without limitation, strikes, work stoppages, act of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 6.3       Delegation of Duties; Appointment of Administrative Agent as Sub-Agent.

(a)           The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents, nominees or attorneys-in-fact.  The Collateral Agent may act and rely, and shall be protected in acting and relying on, the opinion or advice or, or information obtained from, any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Collateral Agent or the Required Lender Representative, in relation to any matter in connection with this Agreement, the Security Agreement or any other document, instrument or writing.  The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties.  The Collateral Agent shall not be responsible for any acts or omissions, including any negligence or misconduct, of any agents, designated representatives, nominees or attorneys-in-fact selected by it without gross negligence or willful misconduct.

(b)           The Collateral Agent hereby appoints the Administrative Agent to act as its sub-agent hereunder, and in connection with each of the other Loan Documents.  The Administrative Agent, for itself and its successors, accepts the duties and obligations required by this Agreement and the other Loan Documents upon the terms and conditions hereof and thereof.

Section 6.4       Reliance by Collateral Agent.

(a)           Whenever in the administration of this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Grantor in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be proved or established by a certificate of a Responsible Officer of such Grantor delivered to the Collateral Agent, and such certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted in reliance thereon without gross negligence or willful misconduct, subject, however, to the provisions of Section 6.5.

(b)           The Collateral Agent may consult with counsel, accountants and other experts, and any opinion of independent counsel, any such accountant, and any such other expert shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith.  The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.

(c)           The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies, to have been sent by the proper party or parties, including the information provided by BMCA to the Collateral Agent pursuant to Section 5.2.  In the absence of its gross negligence or willful misconduct, the Collateral Agent may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Security Document.

(d)           If the Collateral Agent has been requested to take action pursuant to Section 2.3, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement or any Security Document unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

(e)           The Collateral Agent shall not be required to inquire or investigate a Notice of Default or whether any instruction purported to be given by the Required Lender Representative was in fact so given, or whether any such instruction is consistent with the Security Agreement or this Agreement, and the Collateral Agent may assume the foregoing and shall be protected in relying thereon.

(f)            The Collateral Agent shall have no duty as to any Collateral in its possession or control, other than those duties specifically set forth herein, or the possession or control of any agent or bailee or any income thereon or as to the preservation or rights against prior parties or any other rights pertaining thereto.  The Collateral Agent or its agent or designee shall endeavor to file such financing and continuation statements and record such documents or instruments in such places and at such times as shall be directed by the Required Lender Representative.  The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason or the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(g)           The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability or any liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, or for the validity of any title to the Collateral or otherwise as to the maintenance of the Collateral.  The Collateral Agent shall have no duty to ascertain or inquire into the performance or observance by any other party of the terms of this Agreement, the Security Agreement or any other agreement or document.

(h)           None of the provisions of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 6.5       Limitations on Duties of the Collateral Agent.

(a)           The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement or in any Security Document, and no implied covenants or obligations shall be read into this Agreement or any Security Document against the Collateral Agent.  The Collateral Agent shall, upon receipt of a Notice of Default from the Required Lender Representative and during such time as such Notice of Default shall not have been withdrawn, exercise the rights and powers vested in it by this Agreement or by any Security Document, and the Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Required Lender Representative pursuant to Section 2.3.

(b)           Except as herein otherwise expressly provided, including, without limitation, upon the written request of the Required Lender Representative pursuant to Section 2.3, the Collateral Agent shall not be under any obligation to take any action which is discretionary under the provisions hereof or under any Security Document.  Whenever reference is made in this Agreement or in the Security Agreement, the Credit Documents, the Intercreditor Agreements (as such term is defined in the Credit Agreement) or the Security Documents to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent to any amendment, waiver or other modification of this Agreement or in the Security Agreement or the Security Documents to be executed (or not to be executed) by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Required Lender Representative in accordance with this Section 6.5(b).  This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Security Document, or confer any rights or benefits on any party hereto.  The Collateral Agent shall furnish to each Lender Representative promptly upon receipt thereof, a copy of each certificate or other paper furnished to the Collateral Agent by a Grantor under or in respect of this Agreement, any Security Document or any of the Collateral.

Section 6.6       Moneys Held By Collateral Agent.  All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement or any Security Document shall be held as Collateral for the purposes for which they were paid or are held.

Section 6.7       Resignation and Removal of the Collateral Agent.

(a)           The Collateral Agent may at any time, by giving thirty days’ prior written notice to BMCA and each Lender Representative resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor collateral agent or collateral agents by the Required Lender Representative, and the acceptance of such appointment by such successor collateral agent or collateral agents.  The Collateral Agent may be removed at any time without cause and a successor collateral agent appointed by the affirmative vote of the Required Lender Representative and written notice thereof delivered to the Collateral Agent; provided that the Collateral Agent shall be entitled to its fees and expenses to the date of removal.  If no successor collateral agent or collateral agents shall be appointed and approved within thirty days from the date of the giving of the aforesaid notice of resignation or within thirty days from the date of such removal, the Collateral Agent shall, or any Lender Representative may, apply to any court of competent jurisdiction to appoint a successor collateral agent or collateral agents (which may be an individual or individuals) to act until such time, if any, as a successor collateral agent or collateral agents shall have been appointed as above provided.  Any successor collateral agent or collateral agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or collateral agents appointed by the Required Lender Representative.

(b)           If at any time the Collateral Agent shall resign, be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor collateral agent or collateral agents may be appointed by the Required Lender Representative, and the powers, duties, authority and title of the predecessor collateral agent or collateral agents terminated and canceled without procuring the resignation of such predecessor collateral agent or collateral agents, and without any other formality (except as may be required by applicable law) than the appointment and designation of a successor collateral agent or collateral agents in writing, duly acknowledged, delivered to the predecessor collateral agent or collateral agents and BMCA, and filed for record in each public office, if any, in which this Agreement is required to be filed.

(c)           The appointment and designation referred to in Section 6.7(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral agent or collateral agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral agent or collateral agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of any Lender Representative, BMCA, or its or their successor collateral agent or collateral agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor collateral agent or collateral agents.  Should any deed, conveyance or other instrument in writing from BMCA be required by any successor collateral agent or collateral agents for more fully and certainly vesting in such successor collateral agent or collateral agents the estates, properties, rights, powers, duties, authority and title vested or intended to be vested in the predecessor collateral agent or collateral agents, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor collateral agent or collateral agents, be so executed, acknowledged and delivered.

(d)           Any required filing for record of the instrument appointing a successor collateral agent or collateral agents as hereinabove provided shall be at the expense of the Grantors.  The resignation of any collateral agent or collateral agents and the instrument or instruments removing any collateral agent or collateral agents, together with all other instruments, deeds and conveyances provided for in this Section 6 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Grantors, wherever this Agreement is recorded, registered and filed.

Section 6.8       Status of Successors to the Collateral Agent.  Every successor to DBTCA, as Collateral Agent, appointed pursuant to Section 6.7 and every corporation resulting from a merger or consolidation pursuant to Section 6.9 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight contiguous States, and shall also have capital, surplus and undivided profits of not less than $250,000,000 and a rating from Standard & Poor’s or Moody’s of A or better.

Section 6.9       Merger of the Collateral Agent.  Any corporation or association into which the Collateral Agent shall be merged, or with which it shall be consolidated, or any corporation or association resulting from any merger or consolidation to which the Collateral Agent shall be a party, or any corporation or association which shall purchase all or substantially all of the corporate trust business of the Collateral Agent shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

Section 6.10     Additional Co-Collateral Agents; Separate Collateral Agents.

(a)           If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel satisfactory to it that it is so necessary, or prudent in the interest of the Beneficiaries, or the Required Lender Representative shall in writing so request, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Agent either to act as co-collateral agent or co-collateral agents of all or any of the Collateral, jointly with the

Collateral Agent originally named herein or any successor or successors, or to act as separate collateral agent or collateral agents of any such property.  In the event BMCA shall not have joined in the execution of such instruments and agreements within five days after the receipt of a written request from the Collateral Agent so to do, or in case an Event of Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Section 6.10 without the concurrence of BMCA, and BMCA hereby irrevocably appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 6.10 in either of such contingencies.

(b)           Every separate collateral agent and every co-collateral agent, other than any collateral agent which may be appointed as successor to DBTCA shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i)            all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by DBTCA or its successors and assigns as Collateral Agent hereunder;

(ii)           all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

(iii)          no power given hereby to, or which it is provided hereby may be exercised by, any such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents, shall be exercised hereunder by such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents, except jointly with, or with the consent in writing of, the Collateral Agent, anything herein contained to the contrary notwithstanding;

(iv)          no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder; and

(v)           the Collateral Agent, at any time by an instrument in writing, may accept the resignation of or remove any such separate collateral agent or co-collateral agent with or without cause, and in that case may by an instrument in writing executed by the Collateral Agent appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary, notwithstanding.  In the event that BMCA shall not have joined in the execution of any such instrument within five days after the receipt of a written request from the Collateral Agent so to do, or in case an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor without the concurrence of BMCA; BMCA hereby irrevocably appointing the Collateral Agent its agent and attorney to act for it in such connection in either of such contingencies.  In the event that the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent, the successor to any such separate collateral agent or co-collateral agent to be appointed by the Collateral Agent as hereinabove provided in this Section 6.10.

SECTION 7.            RELEASE OF COLLATERAL.

Section 7.1       Conditions to Release of Collateral.

(a)           The Collateral Agent shall release its security interest in the Collateral (other than the Revolver Collateral) on such date as is reasonably practicable after the date on which the Collateral Agent shall have received written notice from the Administrative Agent (as defined in the Credit Agreement) that the Obligations under and as defined in the Credit Agreement (other than contingent obligations) shall have become unsecured or shall have been paid in full with the proceeds of unsecured indebtedness and the unfunded commitments, if any, of the Lenders under the Credit Agreement shall have been terminated; provided, however, that the Collateral Agent shall not release its security interest in such Collateral unless it (i) shall have received a written certificate of a Responsible Officer of the Company (together with a copy to each Lender Representative) stating that no Event of Default, or event which could reasonably become an Event of Default, under the Existing Indentures has occurred and is continuing, and (ii) shall not have received a Notice of Default from the Required Lender Representative with respect to a then existing Event of Default under any of the Existing Indentures (including if BMCA is the subject of any bankruptcy proceeding);

(b)           The Collateral Agent shall release its security interest in the Revolver Collateral on such date as is reasonably practicable after the date on which the Collateral Agent shall have received written notice from BMCA to the effect that (A) the Obligations (other than contingent obligations) under and as defined in the Revolving Credit Agreement (the “Revolver Obligations”) shall have been paid in full and the unfunded commitments, if any, of the lenders under the Revolving Credit Agreement shall have been terminated with one or more of the following:  (x) the proceeds of unsecured indebtedness (including any Refinancing of the Revolver Obligations) of BMCA or any of its Subsidiaries permitted under the Existing Indentures, (y) the proceeds of secured indebtedness (including any Refinancing of the Revolver Obligations) permitted under the Existing Indentures, provided that the Obligations under the Existing Notes shall be secured by the same collateral as shall secure such secured indebtedness on terms and conditions, including priority, no more onerous to the Secured Parties than those contained in the Security Agreement and this Agreement or (z) cash on hand of BMCA and its Subsidiaries that is not prohibited by the terms of the Existing Indentures from being applied to the repayment of the Revolver Obligations, and (B) accrued and unpaid Collateral Agent’s Fees shall have been paid in full; provided, however, that the Collateral Agent shall not release its security interest in the Collateral if (I) the repayment of the Revolver Obligations was not permitted under the Existing Indentures, (II) an event of default under the Credit Documents or under the Revolving Credit Agreement shall exist at the time of such repayment (including if BMCA is the subject of any bankruptcy proceedings) or (III) the cash for such repayment was obtained through the concurrent sale of assets of BMCA or its Subsidiaries; or

(c)           The Collateral Agent shall release its security interest in all of the Collateral on the earlier of:

(i)            the date on which (A) all the Secured Debt shall have been paid in full in cash and the unfunded commitments, if any, of each Secured Party shall have been terminated and notice of same shall have been given to the Collateral Agent by the Required Lender Representative and (B) accrued and unpaid Collateral Agent’s Fees shall have been paid in full; or

(ii)           the date which is 3 days after the date on which (A) the Collateral Agent shall have received written instructions from all Lender Representatives instructing the Collateral Agent to release its security interest in all of the Collateral, and (B) accrued and unpaid Collateral Agent’s Fees shall have been paid in full.

(d)           Subject to this Section 7.1(d) and Section 7.2, the Collateral Agent shall release its security interest in specific items or portions of the Collateral in accordance with the terms of Sections 24(a) or 24(b) of the Security Agreement.

Section 7.2       Actions Following Release of the Collateral.  To the extent that the Collateral Agent is required or permitted to release Collateral in accordance with Section 7.1 or the terms of the Security Agreement, or the security interest in any Collateral granted pursuant to any of the Security Documents is otherwise terminated or released in accordance with the terms thereof, all right, title and interest of the Collateral Agent in, to and under such Collateral and the security interest of the Collateral Agent therein shall terminate and shall revert to the applicable Grantor or its successors and assigns, and the estate, right, title and interest of the Collateral Agent therein shall thereupon cease, terminate and become void.  Following such request, instructions or other termination or release, the Collateral Agent shall, upon the written request of applicable Grantor or its successors or assigns and at the cost and expense of the Grantors, or their successors or assigns, execute such instruments and take such other actions as are necessary or desirable to terminate any such security interest and otherwise to effectuate the release of the specified portions of the Collateral from the lien of such security interest.  Such termination and release shall be without prejudice to the rights of the Collateral Agent or any successor collateral agent to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.

SECTION 8.      AGREEMENTS AMONG SECURED PARTIES.

Section 8.1          Other Agreements Among Secured Party.

Each Secured Party by its acceptance of the benefits of this Agreement and any Security Documents and the Collateral shall be deemed to have:

(a)           agreed that should it obtain, receive or take any Collateral (by means of set-off, recoupment or otherwise), or recover any amounts under any Security Document, at any time after the Collateral Agent has received a Notice of Default from the Required Lender Representative, then the received Collateral or the amount recovered shall be delivered to the Collateral Agent for distribution in accordance with the Security Agreement; and

(b)           agreed that any recovery of Collateral by any Secured Party with respect to the Obligations as a result of enforcement of any consensual or non-consensual lien or security interest on any Collateral shall be remitted to the Collateral Agent for distribution in accordance with the Security Agreement.

Section 8.2          Payment of Collateral Agent’s Fees.  In the event the Grantors do not pay the Collateral Agent’s Fees, each Secured Party (other than the Collateral Agent) by its acceptance of the benefits of this Agreement and any Security Documents and the Collateral shall be deemed to have agreed that any Proceeds of Collateral to which it shall be entitled shall be available to pay the Collateral Agent’s Fees ratably in accordance with the proportion of the Secured Debt held by such Secured Party or, if there has been any recovery of the Secured Debt, in accordance with the proportion of (a) the Secured Debt recovered by such Secured Party to (b) the aggregate amount of Secured Debt recovered by all Beneficiaries.  In the event that such Proceeds of Collateral are not sufficient to pay all such Collateral Agent’s Fees, each Secured Party (other than the Note Trustees) agrees to pay the amount of such shortfall in the same proportions as described above with respect to the allocation of Proceeds of Collateral.

Section 8.3          Invalidation of Payments.  To the extent that any of the Beneficiaries receives payments on the Secured Debt or receives Proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, or are required to be repaid to a collateral agent, receiver or any other Person under the Bankruptcy Code or under state, federal or common law, then, to the extent the payments or Proceeds are so repaid, the Secured Debt or part thereof which was intended to be satisfied shall be revived and will continue to be in full force and effect as if those payments or Proceeds had never been received by such Secured Party.

SECTION 9.      OTHER PROVISIONS.

Section 9.1          Amendments, Supplements and Waivers.

(a)           Except as set forth in Section 9.1(b), this Agreement may not be amended, revised, restated or supplemented without the prior written consent of each Required Lender Representative, BMCA and the Collateral Agent; provided, further, that Section 4.2 shall not be amended, revised, restated or supplemented in a manner which adversely affects any Hedge Bank without the prior written consent of such Hedge Bank.

(b)           The parties hereto, at any time and from time to time, may enter into additional Security Documents or one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Collateral Agent:

(i)            to mortgage, pledge or grant a security interest in personal property of a type or category which is set forth in Section 1 of the Security Agreement or in any real property in favor of the Collateral Agent as additional security for the Secured Debt pursuant to any Security Document, or

(ii)           to cure any ambiguity, to correct or supplement any provision herein or in any Security Document which may be defective or inconsistent with any other provision herein or therein or make any other amendment or modification of any Security Document.

Section 9.2          Notices.  All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telecopy), shall be sent by mail, telecopy or hand delivery and, except as otherwise provided in this Agreement, the cost thereof shall be for the sole account of the Grantors and shall be added to the Obligations,

(a)           If to any signatory hereto, to the address of such signatory set forth on Schedule A.

(b)           If to any other Secured Party, to such Secured Party’s Lender Representative set forth on

Schedule A.

All such notices, requests, demands and communications shall, to be effective hereunder, be in writing or by a telecopy device capable of creating a written record, and shall be deemed to have been given or made when delivered by hand or five days after its deposit in the mail, first class or air postage prepaid, or in the case of notice by such a telecopy device, when properly transmitted if on the same day the sender sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid); provided, however, that any notice, request, demand or other communication to the Collateral Agent shall not be effective until received.

Section 9.3          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that this Agreement shall be construed so as to give effect to the intention expressed in Section 3.9.

Section 9.4          Dealings with the Grantors.  Upon any application or demand by BMCA to the Collateral Agent to take or permit any action under any of the provisions of this Agreement or any Security Document BMCA shall furnish to the Collateral Agent, with copies to each Lender Representative, a certificate signed by a Responsible Officer of BMCA stating that all conditions precedent, if any, provided for in this Agreement or any Security Document relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Security Document, relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 9.5          Claims Against the Collateral Agent.  Any claims or causes of action which a Secured Party or a Grantor shall have against the Collateral Agent shall survive the termination of this Agreement and the release of the Collateral hereunder.

Section 9.6          Binding Effect.

(a)           This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Beneficiaries and their respective successors and assigns, and nothing herein or in any Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Security Document or the Collateral.

(b)           The Grantors have jointly and severally agreed in Sections 5.3, 5.4, 5.5 and 5.6 to pay on demand the Collateral Agent’s Fees.  In the event the Grantors fail to pay the Collateral Agent’s Fees, each Secured Party (other than the Collateral Agent) has agreed in Section 8.2 to pay the Collateral Agent’s Fees, ratably in accordance with the proportion of the Secured Debt held by such Secured Party or, if there has been any recovery of the Secured Debt, in accordance with the proportion of (i) the Secured Debt recovered by such Secured Party to (ii) the aggregate amount of Secured Debt recovered by all Beneficiaries, all as set forth in this Agreement.

Section 9.7          Conflict with Other Agreements.  The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any of the Security Documents, the provisions of this Agreement shall control.  Notwithstanding anything to the contrary contained in this Agreement, the Lender Representatives shall have all rights and protections afforded to them in their respective Credit Documents.

Section 9.8          Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 9.9          Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 9.10        Consent To Jurisdiction.  EACH OF THE GRANTORS HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENTS AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES, FOR ITSELF AND IN RESPECT

OF ITS PROPERTY, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE COLLATERAL AGENT OR ANY SECURED PARTY OR ANY AFFILIATE OF THE COLLATERAL AGENT OR ANY SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY COLLATERAL DOCUMENT SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY.

EACH GRANTOR AGREES THAT SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING TO SUCH GRANTOR AT ITS ADDRESS FOR NOTICES HEREUNDER.  EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 9.11       Waiver of Jury Trial.  EACH GRANTOR, LENDER REPRESENTATIVE AND BY ITS ACCEPTANCE OF THE BENEFITS THEREOF, EACH BENEFICIARY AND THE COLLATERAL AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY COLLATERAL DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

SECTION 9.12       USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA PATRIOT Act”), the Collateral Agent, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas.  The parties to this Agreement agree that they will provide the Collateral Agent with such information as it may request in order for the Collateral Agent to satisfy the requirements of the USA PATRIOT Act.

IN EVIDENCE OF THE FOREGOING, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BUILDING MATERIALS CORPORATION OF AMERICA
BMCA ACQUISITION INC.
BMCA ACQUISITION SUB INC.
BMCA FRESNO LLC
BMCA FRESNO II LLC
BMCA GAINESVILLE LLC
BMCA INSULATION PRODUCTS INC.
BMCA QUAKERTOWN INC.
BUILDING MATERIALS INVESTMENT CORPORATION
BUILDING MATERIALS MANUFACTURING CORPORATION
DUCTWORK MANUFACTURING CORPORATION
GAF LEATHERBACK CORP.
GAF MATERIALS CORPORATION (CANADA)
GAF PREMIUM PRODUCTS INC.
GAF REAL PROPERTIES, INC.
GAFTECH CORPORATION
HBP ACQUISITION LLC
LL BUILDING PRODUCTS INC.
PEQUANNOCK VALLEY CLAIM SERVICE COMPANY, INC.
SOUTH PONCA REALTY CORP.
WIND GAP REAL PROPERTY ACQUISITION CORP.

By:	/John M. Maitner/
Name: John M. Maitner
Title: Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/Kerry Warwicker/
Name: Kerry Warwicker
Title: Vice President

By:	/Randy Kahn/
Name: Randy Kahn
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent under the Credit Agreement

By:	/Marguerite Sutton/
Name: Marguerite Sutton
Title: Director

By:	/Carin Keegan/
Name: Carin Keegan
Title: Vice President

THE BANK OF NEW YORK, as Trustee under the 2007 Notes Indenture

By:	/Franca M. Ferrara/
Name: Franca M. Ferrara
Title: Assistant Vice President

THE BANK OF NEW YORK, as Trustee under the 2008 Notes Indenture

By:	/Franca M. Ferrara/
Name: Franca M. Ferrara
Title: Assistant Vice President

WILMINGTON TRUST COMPANY, as Trustee under the 2014 Notes Indenture

By:	/Kristin L. Moore/
Name: Kristin L. Moore
Title: Senior Financial Services Officer